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                                __________ Shares


                           PLACEMENT AGENCY AGREEMENT
                           --------------------------


                                  Common Stock


                                                              ____________, 2000


RealMed Corporation
510 E. 96th Street, Suite 400
Indianapolis, Indiana 46240

Ladies and Gentlemen:

     This placement agency agreement (the "AGREEMENT") outlines the terms upon which Donaldson, Lufkin & Jenrette Securities Corporation (the "PLACEMENT AGENT") is engaged by RealMed Corporation, an Indiana corporation (the "COMPANY"), to act as its financial advisor and exclusive placement agent in connection with the offering by the Company (the "CONCURRENT OFFERING") of up to an aggregate of _________ shares (the "CONCURRENT SHARES") of the Company's common stock, no par value (the "COMMON SHARES"), on a reasonable best efforts basis on terms satisfactory to the Company. The Concurrent Offering of Concurrent Shares is registered on the registration statement on Form S-1 (Registration No. 333-______) (as such registration statement may be amended from time to time, the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "ACT"), filed by the Company with the Securities and Exchange Commission (the "COMMISSION"). The Company will also enter into an underwriting agreement with the Placement Agent and certain underwriters, as representatives of the several underwriters to be named in Schedule I thereto (collectively, the "UNDERWRITERS"), relating to the offering of Common Shares by the Underwriters (the "INITIAL PUBLIC OFFERING" and, together with the Concurrent Offering, the "OFFERINGS"). To the extent designated herein, portions of the underwriting agreement relating to the Initial Public Offering, in the form filed as Exhibit 1.1 to the Company's registration statement on Form S-1 (Registration No. 333-______) and attached hereto as Annex A (as such underwriting agreement may be amended from time to time with the Placement Agent's consent, the "UNDERWRITING AGREEMENT"), shall be deemed to be incorporated by reference herein and form a part hereof. Notwithstanding anything else herein to the contrary, it is expressly understood and agreed that the closing of the Concurrent Offering is conditioned on the occurrence of the closing of the Initial Public Offering. All capitalized terms not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

SECTION 1.     SERVICES

     (a) The Company hereby appoints the Placement Agent as the Company's exclusive placement agent in connection with the Concurrent Offering and, subject to the terms and conditions contained or incorporated by reference herein, the Placement Agent hereby accepts such appointment.

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     (b)  The Placement Agent agrees to provide advisory services to the Company as to the structure of the Concurrent Offering and to act as the Company's placement agent in all states of the United States and in the District of Columbia. Except as specifically set forth herein, the Placement Agent does not assume any additional duties or responsibilities with respect to the Concurrent Offering and no other duties shall be implied from this Agreement. The Company acknowledges that purchasers of the Concurrent Offering are not, and will not be treated as, "customers" of the Placement Agent for purposes of the rules of the National Association of Securities Dealers, Inc. (the "NASD") and that the Placement Agent shall have no responsibility for the performance or non-performance of any purchaser in the Concurrent Offering or for the performance or non-performance of the Company.

SECTION 2.     REPRESENTATIONS, WARRANTIES AND AGREEMENT

     (a) The Company hereby makes to the Placement Agent the agreement, representations and warranties set forth in Sections 5 and 6 of the Underwriting Agreement.

     (b)  The Company agrees with the Placement Agent:

          (i) to provide the Placement Agent with such copies of the Registration Statement, Prospectus, any preliminary prospectus and such other documents and instruments as the Placement Agent may reasonably request; and

          (ii) to prohibit directors, officers, employees and agents of the Company from soliciting offers to purchase the Concurrent Shares and to prevent the distribution of any document, instrument or other materials relating to the Concurrent Offering, in each case, without the prior approval of the Placement Agent, which approval will not be unreasonably withheld.

     (c) The Company further agrees with the Placement Agent that the Company will pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), of each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in Section 5 of the Underwriting Agreement, (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in Section 5 of the Underwriting Agreement, (iii) the printing and delivery of this Agreement, the Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Concurrent Shares (including in each case any disbursements of counsel for the Placement Agent relating to such printing and delivery), (iv) the registration or qualification of the Concurrent Shares for offer and sale under the securities or Blue Sky laws of the several states (including in each case the fees and disbursements of counsel for the Placement Agent relating to such registration or qualification and memoranda relating thereto), (v) filings and clearance with the NASD in connection with the Concurrent Offering, (vi) the listing of the Concurrent Shares on the Nasdaq National Market, (vii) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Concurrent Shares, and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.


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     (d)  The obligations of the Placement Agent hereunder and the closing of the sale of the Concurrent Shares in the Concurrent Offering (the "CONCURRENT TIME OF DELIVERY") shall be subject to the satisfaction of the conditions set forth in Section 8 of the Underwriting Agreement. Furthermore, (i) the Concurrent Time of Delivery shall be conditioned upon the occurrence of the closing of the Initial Public Offering and (ii) the obligations of the Placement Agent hereunder shall be conditioned upon resolution to the reasonable satisfaction of the Placement Agent of all legal and regulatory issues related to the Concurrent Offering. For purposes of this Section 2(d), all references to "Underwriters" and "Firm Shares" in the introductory paragraph of Section 8 of the Underwriting Agreement shall be deemed to refer to the Placement Agent and the Concurrent Shares, respectively. Also for purposes of this Section 2(d), (i) the opinions of (A) Sommer & Barnard and (B) Winston & Strawn, (ii) the letter or letters of Ernst & Young LLP and (iii) the certificates of officers of the Company (provided for in Section 8(c) of the Underwriting Agreement), shall each also be addressed and furnished to the Placement Agent at the Concurrent Time of Delivery and all references in Section 8 of the Underwriting Agreement "satisfactory to you" and "in your judgment" or similar language shall be deemed to refer to a determination by the Placement Agent.

SECTION 3.     FEES

     As compensation for its services under this Agreement, the Placement Agent will receive at the Concurrent Time of Delivery a fee (the "PLACEMENT FEE") from the Company of ___% of the amount equal to (x) the initial public offering price multiplied by (y) the number of Concurrent Shares sold in the Concurrent Offering, by wire transfer in immediately available funds to a bank account or accounts designated by the Placement Agent. Payment of such Placement Fee shall be a condition of the Concurrent Time of Delivery. In the event the Concurrent Offering is terminated by the Placement Agent because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Placement Agent for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

SECTION 4.     INDEMNIFICATION

     The Company will indemnify and hold harmless the Placement Agent, its affiliates and its parent and its affiliates, and the respective directors, officers, agents and employees of the Placement Agent, its affiliates and its parent and its affiliates (the Placement Agent and each such entity or person, an "INDEMNIFIED PERSON") from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, "LIABILITIES"), and will reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel) (collectively, "EXPENSES") as they are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation, whether or not in connection with pending or threatened litigation and whether or not any Indemnified Person is a party (collectively, "ACTIONS"), (i) caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (including any amendments thereof and supplements thereto) or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omissions


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or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus) or (ii) otherwise arising out of or in connection with advice or services rendered or to be rendered or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions; provided that, in the case of clause (ii) only, the Company will not be responsible for any Liabilities or Expenses of any Indemnified Person that are determined by a judgment of a court of competent jurisdiction which is no longer subject to appeal or further review to have resulted solely from such Indemnified Person's negligence or willful misconduct in connection with any of the advice, actions, inactions or services referred to above. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person's rights under this Agreement (including, without limitation, its rights under this Section 4).

     Upon receipt by an Indemnified Person of actual notice of an Action against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise, except to the extent the Company shall have been materially prejudiced by such failure. The Company shall, if requested by the Placement Agent, assume the defense of any such Action including the employment of counsel reasonably satisfactory to the Placement Agent. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such Action (including any impleaded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the Company; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel in connection with any Action in the same jurisdiction, in addition to any local counsel. The Company shall not be liable for any settlement of any Action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company will not, without prior written consent of the Placement Agent, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such Action.

     In the event that the foregoing indemnity is judicially determined to be unavailable to an Indemnified Person (other than in accordance with the terms hereof), the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Placement Agent, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by the applicable law, not only such relative benefits but also the relative fault of the Company, on the one had, and the Placement Agent, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations;


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provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by the Placement Agent pursuant to this Agreement. For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Placement Agent, on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid to or received or contemplated to be received by the Company, in the transactions or transactions that are within the scope of this Agreement, whether or not any such transaction is consummated, bears to (b) the fees paid or to be paid to the Placement Agent under this Agreement.

     The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions except for Liabilities (and related Expenses) of the Company that are determined by a judgment of a court of competent jurisdiction which is no longer subject to appeal or further review to have resulted solely from such Indemnified Person's negligence or willful misconduct in connection with any such advice, actions, inactions or services.

     If any term, provision, covenant or restriction contained in this Section 4 is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     The reimbursement, indemnity and contribution obligations of the Company set forth herein shall apply to any modification of this Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person's services under or in connection with, this Agreement.

SECTION 5.     MISCELLANEOUS

     (a) The Company represents and warrants that no person or organization other than the Placement Agent is, as a result of any action by the Company, entitled to compensation for services as a finder, broker, placement agent or investment banker in connection with the Concurrent Offering.

     (b) This Agreement shall be deemed to be effective as of the date hereof and the term of this engagement shall be from the date hereof until the earlier of (i) termination of the Concurrent Offering, and (ii) the completion of the Offerings. Notwithstanding the foregoing, if at any time the Company violates any of its covenants and agreements contained herein or if any of the conditions set forth in Section 4 are not satisfied, the Placement Agent shall have the right to terminate its obligations hereunder upon prior notice to the Company. In the event of any termination of this Agreement or if for any reason the Concurrent Offering is terminated, the


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Company shall be responsible for (i) the reimbursement of all fees, disbursements, costs and expenses, as provided in Section 2(c), and (ii) its obligations arising under Section 4.

     (c) This Agreement shall not give rise to any express or implied commitment by the Placement Agent to purchase any Common Shares of the Company.

     (d) The Company agrees that the Placement Agent shall have the right to advertise its participation in the Concurrent Offering in "tombstone" or other appropriate financial advertisements in newspapers, magazines, trade periodicals or other publications. The Placement Agent agrees that such tombstone or other advertisements shall not be published without the prior approval of the Company, provided that such approval is not unreasonably withheld or delayed.

     (e) The invalidity or unenforceability of any provision of this Agreement shall in no way offset the validity or enforceability of any other provision. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of New York. The terms and provisions of this Agreement are solely for the benefit of the Company and the Placement Agent and the other indemnified parties and their respective successors, assigns, heirs and personal representatives, and no other person shall acquire or have any right by virtue of this letter.

     (f) All statements, requests, notices and agreements hereunder shall be in writing, and if to the Placement Agent shall be delivered or sent by mail, telex or facsimile transmission to: (i) in the case of the Placement Agent, to Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department; and (ii) in the case of the Company, to the address of the Company set forth in the Registration Statement,
Attention: Chairman. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     (g) This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                            [signature page follows]


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     Please confirm that the terms described herein are in accordance with your understanding by signing this letter.

                                             Very truly yours,

                                             DONALDSON, LUFKIN & JENRETTE
                                             SECURITIES CORPORATION



                                             By:________________________________


AGREED AND CONFIRMED:

REALMED CORPORATION


By:________________________________

Title:_____________________________

                                     ANNEX A


                        [Form of Underwriting Agreement]